UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FRIEDMAN INDUSTRIES, INCORPORATED

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(Name of person(s) filing proxy statement, if other than the registrant)

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FRIEDMAN INDUSTRIES, INCORPORATED

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

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To the Shareholders of Friedman Industries, Incorporated:

The Annual Meeting of Shareholders of Friedman Industries, Incorporated (the “Company”) will be held in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, on Thursday, September 12, 2019, at 10:00 a.m. (Central Time), for the following purposes:

(1)	To elect the six director nominees named in the accompanying proxy statement to serve on the Company’s board of directors.

(2)	To vote on a non-binding advisory resolution regarding the compensation of Named Executive Officers.

(3)	To vote on a non-binding advisory proposal on the frequency of the advisory vote regarding the compensation of Named Executive Officers.

(4)	To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

(5)	To vote on amendments to the Friedman Industries, Incorporated 2016 Restricted Stock Plan.

(6)	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on July 19, 2019, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

All shareholders are cordially invited to attend the meeting.

This notice and the accompanying proxy materials have been sent to you by order of the Board of Directors.

By Order of the Board of Directors,
/s/ Alex LaRue
ALEX LARUE Secretary

July 26, 2019

Longview, Texas

IMPORTANT

Whether or not you expect to attend the meeting, please sign and date the enclosed white proxy card and mail it in the enclosed envelope to assure representation of your shares. If you attend the meeting, you may vote either in person or by your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 12, 2019

The accompanying proxy statement, a form of proxy card and a copy of our 2019 Annual Report to Shareholders are available at http://www.friedmanindustries.com/proxy/. This website is not a forum for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting.

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on September 12, 2019

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the “Company”), 1121 Judson Road, Suite 124, Longview, Texas 75601 (telephone number 903-758-3431) to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. (Central Time) on Thursday, September 12, 2019 (the “Annual Meeting”), in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, other than as specifically set forth herein, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of all of the nominees listed herein, (ii) for the non-binding, advisory resolution regarding the compensation of Named Executive Officers, (iii) for the non-binding advisory proposal on the frequency of the advisory vote regarding the compensation of Named Executive Officers with a frequency of every year, (iv) for the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020, (v) for the approval of amendments to the Friedman Industries, Incorporated 2016 Restricted Stock Plan set forth in this proxy statement and (vi) in the discretion of such persons in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder’s execution and return of a subsequent proxy or the shareholder’s voting in person at the Annual Meeting.

At the close of business on July 19, 2019, there were 6,999,444 shares of our common stock, $1.00 par value (“Common Stock”), outstanding. Holders of record of Common Stock on such date will be entitled to one vote per share on all matters to come before the shareholders at the Annual Meeting.

The holders of a majority of the total shares of Common Stock issued and outstanding on the record date that are present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. In addition to any shares represented by shareholders who attend the meeting in person, the shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Our Annual Report to Shareholders for the fiscal year ended March 31, 2019, including financial statements, is enclosed with this proxy statement. This proxy statement is being mailed on or about August 5, 2019, to shareholders of record as of July 19, 2019.

PROPOSAL 1:

ELECTION OF DIRECTORS

The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors consists of six members.

It is intended that the persons appointed as proxies to act on behalf of shareholders in the enclosed proxy will vote for the election of the six nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by the Nominating Committee of the Board of Directors.

The enclosed form of proxy provides a means for shareholders to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If you hold shares of our Common Stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

Each director nominee receiving a plurality of votes cast for will be elected as a director. Broker non-votes and withheld votes will have no effect on the plurality vote regarding election of directors.

The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

Nominee	Principal Occupation and Business Experience for more than the Last Five Years	Director Since	Age
Mike Taylor	Interim President and Interim Chief Executive Officer of the Company since February 2019; formerly retired; formerly President, Cargill Metals Supply Chain (steel processing and distribution), The Woodlands, Texas	2016	60
Durga D. Agrawal	President, Piping Technology & Products, Inc. (pipe fabrication), Houston, Texas	2006	74
Max Reichenthal	President, Texas Iron and Metal (steel product sales), Houston, Texas	2008	61
Joel Spira	Private investor, Houston, Texas; formerly Partner, Weinstein Spira & Company (accounting firm), Houston, Texas	2007	81
Tim Stevenson	Chief Executive Officer and Founder, Metal Edge Partners (metals price risk management and strategic advisory services), Chaska, Minnesota; formerly Managing Director, Cargill Risk Management (price risk management services), Hopkins, Minnesota; formerly North American Lead of Derivatives and Analysis, Cargill, Inc. (steel processor), Hopkins, Minnesota	New Nominee	52
Joe L. Williams	Partner, Pozmantier, Williams & Stone Insurance Consultants, LLC (insurance and risk management consultants), Houston, Texas	2000	73

The Board of Directors recommends voting “FOR” the election of each of the nominees named above.

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors.

Director Qualifications

As set forth in the Charter of the Nominating Committee of the Board of Directors, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of the NYSE – American. In addition, the Nominating Committee considers the following qualifications in assessing director candidates: (a) an understanding of business and financial affairs and the complexities of a business organization; (b) a record of competence and accomplishments through leadership in industry, education, the professions or government; (c) a genuine interest in representing all of the shareholders and the interest of the Company overall; (d) a willingness to maintain a committed relationship with the Company as a director; (e) a willingness and ability to spend the necessary time required to function effectively as a director; (f) a reputation for honesty and integrity; and (g) such other additional qualifications as the Nominating Committee may establish from time to time, taking into account the composition and expertise of the entire Board of Directors.

In addition, the following experience, qualifications, attributes and skills were considered in determining the current nominees for director:

Mr. Taylor is currently the Interim President and Interim Chief Executive Officer of the Company and has past experience as President of Cargill Metals Supply Chain, a large steel processing and distribution business. His executive experience and his extensive knowledge of the steel industry qualify him to serve as a member of our Board of Directors.

Mr. Agrawal has past and current experience as an executive officer and is currently the President of Piping Technology & Products Inc. in Houston, Texas. His independence, his executive experience and broad operational and business experience qualify him to serve as a member of our Board of Directors.

Mr. Reichenthal has past and current experience as an executive officer and is currently the President of Texas Iron and Metal in Houston, Texas. He is thoroughly familiar with the steel and pipe business. His independence, his business experience and his experience as an executive officer qualify him to serve as a member of our Board of Directors.

Mr. Spira has a background in accounting and finance. He was formerly a partner at Weinstein Spira & Company, an accounting firm in Houston, Texas. Mr. Spira qualifies as a “financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”). His independence, his executive experience and his background in accounting and financial matters qualify him to serve as a member of our Board of Directors.

Mr. Stevenson is the founding partner of Metal Edge Partners, a risk management and advisory firm that focuses its services in the metals industry, located in Chaska, Minnesota. Mr. Stevenson is a Chartered Financial Analyst (CFA) as well as a Commodity Trading Advisor (CTA). Mr. Stevenson’s prior experience includes working for a large steel service center where he traded steel derivatives and was on the mergers and acquisitions team. He also was an analyst and portfolio manager at several hedge funds and a mutual fund company. His unique combination of steel industry, risk management and finance experience qualify him to serve as a member of our Board of Directors.

Mr. Williams has a broad range of experience in insurance and risk management. He has served as an executive officer in several large insurance businesses and is currently a partner of Pozmantier, Williams & Stone Insurance Consultants, LLC in Houston, Texas. His independence, insight into business operations and executive experience qualify him to serve as a member of our Board of Directors.

Identifying and Evaluating Nominees for Directors

The Nominating Committee of the Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. Shareholders may recommend nominees by contacting the Nominating Committee at P.O. Box 2192, Longview, Texas 75606. With respect to appropriately qualified nominees recommended by shareholders, our Nominating Committee will consider such nominees in the same manner as it evaluates other potential director nominees. In evaluating director nominations, the Nominating Committee seeks to achieve a diverse range of perspectives based on each Board member’s knowledge, life experiences, capabilities and background. While the Nominating Committee does not have a formal policy with respect to diversity, it does attempt to identify director nominees who can provide a diverse perspective to the Board of Directors.

Board of Directors Independence

The Board of Directors has affirmatively determined that all nominees, with the exception of Mr. Taylor, are independent and have no material relationship with the Company that would interfere with their exercise of independent judgment.

Board Executive Session

In addition to regular Board meetings, the Board of Directors has established a program for the independent directors to meet at regularly scheduled executive sessions without management present as often as necessary, but not less than once in each fiscal year. Mr. Williams serves as the presiding director for each executive session.

 Board Leadership Structure and Role in Risk Oversight

Mr. Taylor serves as Chairman of the Board. Mr. Taylor leads the meetings of the Board of Directors and in consultation with Mr. Alex LaRue, Chief Financial Officer — Secretary & Treasurer of the Company, prepares the agenda for Board meetings.

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on the Board possess considerable professional and industry experience and a unique knowledge of the challenges and opportunities that the Company faces. As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for the Company at the present time is for Mr. Taylor to serve as both Chairman of the Board and Interim Chief Executive Officer. Whereas, prior to the departure of Mr. Sparkman, the roles of Chairman of the Board and Chief Executive officer were separate, with Mr. Taylor serving as an independent Chairman of the Board.

This structure enables our Interim Chief Executive Officer to act as a bridge between management and the Board, helping both to act together in pursuing the best interests of shareholders.

There is no specific lead independent director. The Board believes that there is already substantial independent oversight of the Company’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•	We have a majority of independent directors: Five out of the six directors meet the criteria for independence required by NYSE – American; only Mr. Taylor is deemed not to be independent.

•	All committees are composed solely of independent directors: Our Audit, Compensation and Nominating Committees are each composed solely of independent directors.

With respect to the oversight of the Company’s risk, the Company’s executive officers supervise the day-to-day risk management responsibilities and in turn report, when necessary, to the Audit Committee with respect to financial and operational risk and to the full Board with respect to risks associated with the Company’s overall strategy.

Attendance at the Annual Meeting of Shareholders

The Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Directors are encouraged to and generally attend the Annual Meeting of Shareholders. The 2018 Annual Meeting of Shareholders was attended by six of the seven directors at that time.

Communications with the Board

Shareholders may contact our directors individually, a committee of the Board of Directors, the independent directors of the Board of Directors as a group or the Board of Directors generally by mailing the communication to Friedman Industries, Incorporated, Shareholder Communications, P.O. Box 2192, Longview, Texas 75606, to the attention of the Corporate Secretary. Communications that are intended specifically for the independent directors should be sent to the same address, to the attention of the Presiding Director of the Executive Sessions.

Proposals submitted by shareholders for inclusion in our annual proxy statement will not be considered shareholder communications under this policy and shall be handled in accordance with the rules and regulations promulgated from time to time by the SEC and the procedures described below in this proxy statement.

Investor Information

To obtain a printed copy of our Code of Conduct and Ethics or the charter for the Audit Committee or the Nominating Committee of the Board of Directors or to obtain directions to our Annual Meeting, send a request to us in care of Investor Relations, P.O. Box 2192, Longview, Texas 75606.

Director Compensation

For the fiscal year ended March 31, 2019, directors were paid $6,000 per quarter. In addition, the Chairman and members of the Audit Committee received $3,000 and $2,250, respectively, for each Audit Committee meeting attended. Robert Sparkman, who was a Director and President and Chief Executive Officer of the Company until February 2019, did not received any compensation for serving as a director. Mr. Taylor became an employee of the Company as Interim President and Interim Chief Executive Officer in February 2019. As a result, Mr. Taylor received director compensation on a pro-rata basis for the quarter ended March 31, 2019 and will not receive any further director compensation while he remains an employee of the Company.

The following table summarizes compensation paid to each director during the fiscal year ended March 31, 2019:

Director Compensation Table for Fiscal Year 2019

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Durga Agrawal, Ph.D.	33,000	—	33,000
Charles W. Hall*	24,000	—	24,000
Max Reichenthal	24,000	—	24,000
Joel Spira	36,000	—	36,000
Mike Taylor	33,000	—	33,000
Joe L. Williams	24,000	—	24,000

* Mr. Hall is currently a director but has not been nominated to stand for re-election.

Related Party Transactions

During fiscal years 2019 and 2018, there were no transactions with related persons which required disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR Part 229).

Policies and Procedures with Respect to Approval of Related Party Transactions

The Audit Committee of the Board of Directors has adopted a written policy with respect to related party transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction between us and any related party other than transactions (i) available to all employees generally or (ii) involving less than $5,000 when aggregated with all similar transactions. The Audit Committee is responsible for reviewing, approving and ratifying any related party transaction. In general, the policy prohibits all related party transactions although the Audit Committee may approve related party transactions (A) in exceptional circumstances where the situation is urgent and no reasonable alternatives exist, (B) when the benefit is unique and significant or (C) the economic value to us is highly compelling over an extended period.

Committees of the Board of Directors and Meeting Attendance

During fiscal year 2019, the Board of Directors met five times.

The Board of Directors has an Audit Committee which currently consists of Messrs. Agrawal, Reichenthal and Spira (Chairman). The Audit Committee discusses with the independent accountants and management our financial statements and the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the audit report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and engages our independent auditor. The Audit Committee’s responsibilities to the Board of Directors are further detailed in the Second Amended and Restated Charter of the Audit Committee, as amended, which is not available on our website but is attached as Appendix A to this proxy statement. The Audit Committee met four times in fiscal year 2019.

The Board of Directors has a Compensation Committee currently composed of Messrs. Agrawal, Reichenthal (Chairman) and Spira. The Compensation Committee considers and recommends for approval by the Board of Directors adjustments to the compensation of our executive officers and the implementation of any compensation program. In addition, the Compensation Committee administers any stock option or stock plan of the Company pursuant to the terms of such plan. As permitted by the rules of the NYSE – American, the Compensation Committee does not currently operate under a charter. The Compensation Committee met two times in fiscal year 2019.

The Board of Directors has a Nominating Committee currently composed of Messrs. Agrawal, Reichenthal (Chairman) and Spira, each of whom is independent in accordance with the applicable rules of the NYSE – American. Nominees to the Board of Directors are proposed by the Nominating Committee. The Nominating Committee’s responsibilities are further detailed in the Charter of the Nominating Committee, which is not available on our website but is attached as Appendix B to this proxy statement. The Nominating Committee will consider appropriately qualified nominees timely recommended by shareholders in the same manner as it evaluates other potential director nominees. The Nominating Committee met one time in fiscal year 2019.

During the fiscal year ended March 31, 2019, no director attended fewer than 75% of the combined meetings of the Board of Directors and of any committee of which such director was a member.

Audit Committee Qualifications

The Board of Directors has affirmatively determined that all members of the Audit Committee are independent in accordance with the applicable rules of the NYSE – American and Rule 10A-3(b)(1) of the Exchange Act. The Board also has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Spira meets the financial sophistication requirements set forth in the applicable rules of the NYSE – American and qualifies as an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002, as amended.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with our management and Moss Adams LLP (“Moss Adams”), our independent auditor, the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. The Audit Committee has also discussed with our independent auditor the matters required to be discussed pursuant to AS 1301: Communications with Audit Committees.

The Audit Committee received and has discussed the written disclosures and letters from Moss Adams required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Moss Adams its independence in connection with its audit of our most recent financial statements. The Audit Committee has also considered whether the provision of non-audit services to the Company by Moss Adams is compatible with maintaining that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to liabilities under Section 18 of the Exchange Act nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Durga D. Agrawal
Max Reichenthal Joel Spira

Procedures and Processes for Determining Executive and Director Compensation

The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer and our other Named Executive Officers. The Committee also reviews and discusses with the Chief Executive Officer, and recommends to the full Board of Directors, the compensation for all other officers of the Company. The Committee may retain compensation consultants or other advisers it deems appropriate; however, the Committee’s general practice is not to use a compensation consultant. Based on the Committee’s analysis of relevant data, the Committee determines its recommendation regarding the compensation of our Chief Executive Officer during an executive session of the Committee at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of our other executive officers and other officers to the Committee. The Committee considers the recommendations, discusses the recommendations with our Chief Executive Officer, may discuss the matter in executive session and then makes recommendations to the full Board of Directors. The final determination as to the compensation of the Chief Executive Officer and all other officers of the Company is made by the full Board of Directors based on the recommendations of the Committee.

The Board of Directors, or an authorized committee thereof, may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards and other director compensation to maintain a transparent and readily understandable compensation program which ensures that the directors continue to receive fair and appropriate compensation for the time commitment required to discharge their duties as directors for a company of our size.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

At the meeting, the shareholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s Named Executive Officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our shareholders. This advisory shareholder vote, commonly known as “Say-on-Pay”, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay our Named Executive Officers through voting for or against the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2019 proxy statement pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion).”

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Additionally, your advisory vote will not be construed (i) as overruling a decision by the Company or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of the Company or the Board of Directors, (iii) to create or imply any additional fiduciary duties for the Company or the Board of Directors or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

Vote Required for Approval

In order to be approved, Proposal No. 2 must receive the affirmative vote of a majority of the votes represented at the meeting, by person or proxy and entitled to vote at the meeting. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares that are represented at the meeting for the purposes of this proposal and will have no effect on the outcome of the vote on this proposal.

The Board of Directors recommends voting “FOR” this proposal.

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the meeting, the shareholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory shareholder vote on executive compensation discussed in Proposal 2 in this proxy statement. Shareholders will have the opportunity to cast an advisory vote on whether the shareholder vote on executive compensation should occur every 1, 2 or 3 years. Shareholders may also abstain from voting on the matter.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the board of directors will take into account the outcome of the vote when considering the frequency of the advisory shareholder vote on executive compensation. Additionally, your advisory vote will not be construed (i) as overruling a decision by the Company or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of the Company or the Board of Directors, (iii) to create or imply any additional fiduciary duties for the Company or the Board of Directors or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors believes that a non-binding shareholder vote on executive compensation should occur every year because it provides the highest level of accountability and communication by enabling the non-binding shareholder vote to approve the compensation of our Named Executive Officers to correspond with the most recent executive compensation information presented in our proxy statement for our annual meetings of shareholders. Accordingly, the Board of Directors recommends voting for an advisory shareholder vote on executive compensation every year.

We emphasize, however, that you are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, your proxy card provides you with 4 options regarding this non-binding, advisory proposal. You may cast an advisory vote for the shareholder vote on executive compensation to occur every 1, 2 or 3 years, or you may abstain from voting on the matter.

Vote Required for Approval

In order to be approved, Proposal No. 3 must receive the affirmative vote of a majority of the votes represented at the meeting, by person or proxy and entitled to vote at the meeting. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares that are represented at the meeting for the purposes of this proposal and will have no effect on the outcome of the vote on this proposal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal years ended March 31, 2019 and March 31, 2018, to each of our executive officers, including our principal executive officer and our principal financial officer (collectively, the “Named Executive Officers”):

Summary Compensation Table for Fiscal Year 2019

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Sparkman (5)	2019	140,000	285,599	-	176,342	601,941
Former President & Chief Executive Officer	2018	115,000	48,230	-	5,662	168,892
Michael J. Taylor (5)(6)	2019	31,949	-	-	-	31,949
Interim President & Interim Chief Executive Officer	2018	-	-	-	-	-
Alex LaRue	2019	110,000	239,332	-	13,962	363,294
Chief Financial Officer — Secretary & Treasurer	2018	76,800	37,615	-	5,135	119,550

_______________

(1)	Represents base salary.
(2)	Includes quarterly bonuses based on a percentage of our quarterly net income and Christmas bonuses, each of which is paid at the discretion of the Board of Directors.
(3)

Reflects the aggregate grant date fair value for stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 2, Equity Compensation Plans and Capital Stock, to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2019.

(4)

Reflects contributions by the Company to the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan for the benefit of the Named Executive Officers. Amounts for Messrs. Sparkman and LaRue also include cash dividends received related to shares awarded under the Company’s restricted stock plan. The amount for Mr. Sparkman also includes $164,600 in restricted stock based compensation associated with his resignation and retirement that is further discussed in footnote 5 below. As previously disclosed on Form 8-K/A filed with the SEC on March 19, 2019, 20,000 restricted shares were awarded to Mr. Sparkman pursuant to a Retirement and Consulting Agreement entered into on March 13, 2019. The shares have two year cliff vesting restrictions with vesting occurring on March 13, 2021.

(5)

As previously disclosed on Form 8-K filed with the SEC on February 19, 2019, Mr. Sparkman resigned from his role as President & Chief Executive Officer effective February 12, 2019 and retired from the Company effective March 31, 2019. Mr. Taylor was appointed Interim President & Interim Chief Executive Officer on February 12, 2019.

(6)

The amounts paid to Mr. Taylor described in this table do not include fees that were paid to him as a director which equaled $33,000 and $30,750 for the fiscal years ended March 31, 2019 and 2018, respectively.

Outstanding Equity Awards at Fiscal Year-End 2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert Sparkman	____	____	____	____	____	20,000 (1)	$153,400	____	____
Michael J. Taylor	____	____	____	____	____	____	____	____	____
Alex LaRue	____	____	____	____	____	50,000 (2)	$383,500	____	____

_______________

(1)	The stock awards for Mr. Sparkman are subject to 100% cliff vesting on the two year anniversary of the Grant Date. Such two year anniversary date is March 13, 2021.
(2)	The stock awards for Mr. LaRue are subject to 100% cliff vesting on the five year anniversary of the Grant Date. Such five year anniversary date is January 4, 2022.
(3)	Based on the closing price of our common stock on March 29, 2019 of $7.67.

Equity Compensation Plan Information

The table below sets forth the following information as of the end of March 31, 2019 for all equity compensation plans, including those previously approved by our shareholders.

	Equity Compensation Plan Table
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved By Security Holders	-	-	320,000
Equity Compensation Plans Not Approved By Security Holders	-	-	-
Total	-	-	320,000

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers will receive the same benefits as our other employees upon termination of their employment. We maintain the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan (the “Plan”), a defined contribution and 401(k) plan. The Plan covers substantially all employees, including officers, and employees fully vest in the Plan upon six years of service. In addition, the Company maintains life insurance policies on each officer, including the Named Executive Officers. From time to time and in its discretion, the Board has approved the transfer of the applicable policy to an officer upon his retirement. At March 31, 2019, the cash surrender values of the life insurance policies held by the Company on Messrs. Sparkman and LaRue were approximately $40,000 and $3,000, respectively. The Company is in the process of transferring ownership of the policy on Mr. Sparkman to him due to his retirement from the Company. None of the Named Executive Officers has a change-in-control agreement with us.

DELINQUENT SECTION 16(a) REPORTS

Under the Exchange Act, our directors, executive officers and 10% shareholders must report to the SEC certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, we believe that these filing requirements have been satisfied for the fiscal year ended March 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by directors, nominees for director, Named Executive Officers, executive officers and directors as a group and persons who owned of record more than 5% of the outstanding Common Stock as of July 19, 2019:

Name	Amount and Nature of Beneficial Ownership(a)		Percentage of Shares Outstanding
Dimensional Fund Advisors LP	589,656	(b)	8.4%
6300 Bee Cave Road, Building One
Austin, Texas 78746
Renaissance Technologies Holdings Corporation	510,120	(c)	7.3%
800 Third Avenue
New York, New York 10022
Durga D. Agrawal	7,000		*
Charles W. Hall	12,001		*
Max Reichenthal	1,000		*
Joel Spira	1,000		*
Tim Stevenson	0		*
Mike Taylor	0		*
Joe L. Williams	15,570		*
Robert Sparkman	20,000		*
Alex LaRue	50,001		*
Officers and directors as a group (9 persons)	106,572		1.5%

___________

*	Less than 1%.
(a)

Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of “beneficial ownership” in the rules promulgated under the Exchange Act. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares.

(b)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 8, 2019, and otherwise received from the listed owner, Dimensional Fund Advisors LP (“Dimensional”). The following information is described on such Schedule 13G/A. Dimensional is deemed to have beneficial ownership of 589,656 shares of the Common Stock as of December 31, 2018. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, as amended, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively referred to herein as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all of the shares of Common Stock described in the table are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

(c)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2019 by Renaissance Technologies Holdings Corporation (“Renaissance”). Renaissance is deemed to have beneficial ownership of 510,120 shares of the Common Stock as of December 31, 2018.

PROPOSAL 4:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Moss Adams LLP (“Moss Adams”) as independent auditor for the fiscal year ending March 31, 2020. The Audit Committee and the Board seek to have the shareholders ratify the Audit Committee's appointment of Moss Adams. In recommending ratification by the shareholders of such engagement, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to Moss Adams’ independence, professional competence and standing. As a matter of good corporate governance, we are asking shareholders to ratify this appointment. Our Audit Committee continually monitors the services and fees of the independent registered public accounting firm and even if the appointment is ratified by our shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders. One or more representatives of Moss Adams are expected to attend the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they wish to do so. It is also expected that Moss Adams representative(s) will be available to respond to appropriate questions from shareholders.

Audit Fees

Regarding fiscal year 2018, Hein and Associates LLP (“Hein”) served as the Company’s independent auditor until November 2017. As disclosed in the Company’s Form 8-K filed on November 16, 2017, Hein and Moss Adams combined effective November 16, 2017. As a result of the combination, Hein resigned as the Company’s independent auditor effective November 16, 2017 and concurrent with the resignation, the Company’s Audit Committee approved Moss Adams as the Company’s independent auditor. In fiscal years 2019 and 2018, we retained Moss Adams and Hein to provide services and incurred fees therefor as indicated in the following table:

	2019 Actual Fees	2018 Actual Fees
Audit Fees (1)	$195,214	$112,760
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$195,214	$112,760

___________

(1)

Includes fees and expenses incurred related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. The amount of 2018 fees disclosed in the table only includes fees paid to the auditor of record, Moss Adams. The Company incurred additional fees of $25,200 during fiscal 2018 for services performed by Hein prior to their combination with Moss Adams.

The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services to be provided by our independent public accountants to us. With regard to all permissible non-audit services, the Audit Committee has designated the Chairman of the Audit Committee to approve in advance the provision by the independent public accountants of such services.

There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X (17 CFR Part 210) during fiscal year 2019.

Vote Required for Approval

In order to be approved, Proposal No. 4 must receive the affirmative vote of a majority of the votes represented at the meeting, by person or proxy and entitled to vote at the meeting. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares that are represented at the meeting for the purposes of this proposal and will have no effect on the outcome of the vote on this proposal. If the selection of Moss Adams is not ratified, the Audit Committee will consider whether we should select another independent registered public accounting firm.

The Board of Directors recommends voting “FOR” this proposal.

PROPOSAL 5:

APPROVAL OF AMENDMENTS TO THE 2016 RESTRICTED STOCK PLAN

On July 23, 2019, our Board of Directors adopted an amendment to the Friedman Industries, Incorporated 2016 Restricted Stock Plan (the “Restricted Stock Plan” or the “Plan”) to increase the classes of persons eligible to be issued awards under the Plan to include non-employee directors, prospective employees and third party service providers of the Company and its affiliates (the “Amendment”), subject to shareholder approval at the 2019 Annual Meeting of shareholders. If approved by the holders of shares representing at least a majority of the shares of our Common Stock that are entitled to vote at the meeting and that are represented at the meeting, by person or proxy, the Amendment will become effective as of the date that the vote of the shareholders occurs (the “Effective Date”). A copy of the Amendment is included in this proxy statement as Appendix C.

Purpose of the Amendment

The Board of Directors believes it is in the best interest of the Company that shareholders approve the Amendment to include non-employee directors, prospective employees and third party service providers of the Company and its affiliates as participants eligible for awards under the Restricted Stock Plan. The Board believes that encouraging our employees, non-employee directors and service providers to own shares of our Common Stock fosters broad alignment between the interests of those individuals and the interests of our shareholders. The Board also believes that including non-employee directors, prospective employees and third party service providers of the Company and its affiliates as participants eligible for awards under the Restricted Stock Plan as provided in the Amendment will help us to attract, motivate and retain talented, qualified non-employee directors and service providers, and better align the interests of our non-employee directors and service providers with the interests of shareholders.

General

The Restricted Stock Plan is intended to advance the best interests of the Company and its shareholders by providing Plan participants with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with or service to the Company. The Plan permits the grant of restricted stock awards (“Restricted Stock Awards” or “Awards”) only. The Restricted Stock Plan includes a forfeiture provision which allows the Compensation Committee or, if the Amendment is approved, the Board of Directors, under certain circumstances, to cancel Awards previously granted to a Plan participant.

Shares Subject to the Restricted Stock Plan

The Restricted Stock Plan authorizes the issuance of up to 500,000 shares of the Company’s Common Stock. If shares of our Common Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Common Stock will count against the aggregate number of shares of our Common Stock with respect to which Awards may be granted under the Plan. To the extent that any portion of an outstanding Award terminates or expires, or is forfeited or cancelled, for any reason, the shares of our Common Stock allocable to such portion of the Award will immediately become available to be issued pursuant to a new Award granted under the Plan. The maximum number of shares of our Common Stock available for issuance under the Restricted Stock Plan will not be reduced to reflect any dividends that are reinvested into additional shares of our Common Stock or credited as additional shares of restricted stock.

Any shares of our Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Administration

If the Amendment is approved, the Restricted Stock Plan will be administered by the Board of Directors in the case of an Award granted to a non-employee director, and by the Compensation Committee of the Board of Directors in the case of any other Award granted under the Plan. Subject to the terms of the Plan, the Board or the Compensation Committee, as applicable (the “committee”) will have the authority to determine the persons to whom Awards will be granted; the number of shares of our Common Stock covered by each Award; the terms, provisions and conditions of each Award; acceleration of vesting; and all other determinations and actions necessary to administer the Plan.

Eligibility

Awards may be granted to non-employee directors, employees, prospective employees and third party service providers of the Company and its affiliates.

Fair Market Value

Under the Restricted Stock Plan, the fair market value of the Company’s Common Stock as of any particular date means the closing sale price of the Company’s Common Stock if the Company’s Common Stock is traded on a stock exchange as reported on the principal securities exchange on which the Stock is traded. If, in the discretion of the committee, another means of determining the fair market value of a share of the Company’s Common Stock shall be necessary or advisable, the committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Plan Awards

Restricted Stock Awards may be granted under the Plan at the discretion of the committee. A Restricted Stock Award is a grant of shares of the Company’s Common Stock subject to risk of forfeiture, restrictions on transferability and any other restrictions imposed by the committee at its discretion. The amount of vesting, forfeitures and transferability restrictions applicable to any Restricted Stock Awards are generally determined at the discretion of the committee. However, the Plan expressly provides that each Award must include a minimum vesting period of at least one year, other than in the situation where vesting occurs as a result of the Award recipient’s death, qualifying disability or a qualifying change in control of the Company.

Each Restricted Stock Award granted will specify the applicable restrictions and the duration of such restrictions, and when such restrictions will lapse. Unless otherwise determined by the committee, certificates representing shares granted pursuant to Restricted Stock Awards will be held by the Company during the applicable restriction period and will bear an appropriate legend specifying the restrictions.

Except as otherwise provided by the committee during such period of restriction, the holder of a Restricted Stock Award will generally have all of the rights of a stockholder, including but not limited to the rights to receive dividends and to vote. Dividends paid with respect to restricted stock in cash or property other than shares of the Company’s Common Stock or rights to acquire shares of the Company’s Common Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of the Company’s Common Stock or rights to acquire shares of the Company’s Common Stock shall be added to and become a part of the restricted stock awarded.

If the Amendment is approved, the Plan will expressly include an annual limit on the value of Awards that can be granted to a non-employee director. As provided in the Amendment, the maximum aggregate grant date fair value of Restricted Stock Awards granted to a non-employee director under the Plan cannot exceed $100,000 in any one calendar year. The Board may provide for exceptions to this individual limit in extraordinary circumstances provided that the non-employee directors receiving such Restricted Stock Awards may not participate in the decision to grant the awards.

Forfeiture

If the Board of Directors finds by a majority vote that a holder of an Award granted under the Restricted Stock Plan, before or after termination of his or her employment with the Company or any of its subsidiaries (a) committed fraud, embezzlement, theft, felony or an Act of Dishonesty in the course of his or her employment by the Company or an affiliate, (b) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (c) disclosed trade secrets of the Company or an affiliate or (d) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any affiliate to which the Award recipient is a party, and, in the case of the actions described in clauses (a), (c) and (d), such action materially and adversely affected the Company, then, at or after the time such forfeiture determination is made the Board in good faith, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Award recipient had the facts existing at the time the benefit was bestowed that led to the forfeiture determination been known to the Company at the time the benefit was bestowed, the Board may determine that some or all of the Plan participant's rights to shares of our Common Stock covered by an Award (including vested rights and rights that have not yet vested), the dividends that have been paid with respect to shares of Common Stock covered by the Award and the shares of the Common Stock received as a result of the Plan participant’s grant, receipt or holding of the Award and the proceeds realized with respect to any shares of Common Stock received as a result of the Plan participant’s holding of the Award, will be forfeited to the Company on such terms as determined by the Board of Directors. An “Act of Dishonesty” shall require a material breach by the Award recipient of his or her duties, obligations or undertakings owed to or on behalf of the Company and its affiliates, as determined by the Board. In determining whether a matter materially and adversely affects the Company, the Board shall be entitled to consider all relevant factors and exercise business judgment in making such determination, including but not limited to the financial consequences, adverse reputational consequences or legal consequences to the Company or its affiliates, individually or taken as a whole, as a result of such action.

A forfeiture determination shall be made by a majority vote of the Board of Directors. The findings and decision of the Board with respect to a forfeiture determination made, including those regarding the acts of the Award recipient and the damage done to the Company, will be final for all purposes absent a showing by clear and convincing evidence of manifest error by, or a lack of good faith on the part of, the Board. No decision of the Board, however, will affect the finality of the discharge of the Award recipient by the Company or an affiliate.

Recoupment in Restatement Situations

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, any current or former Award holder who was a current or former executive officer of the Company or an affiliate will forfeit and must repay to the Company any compensation awarded under the Restricted Stock Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of applicable law.

Requirements of Law

The Company shall not be required to sell or issue any shares of the Company’s Common Stock under any Award if issuing those shares of the Company’s Common Stock would constitute or result in a violation by the holder of an Award or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, the Company shall not be required to issue any shares of the Company’s Common Stock unless the committee has received evidence satisfactory to it to the effect that the holder of the Award will not transfer the shares of the Company’s Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares of the Company’s Common Stock covered by the Restricted Stock Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Common Stock issuable pursuant to any Award are not registered, the Company may imprint on the certificate evidencing the shares of Common Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Common Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Common Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the issuance of shares of the Company’s Common Stock to comply with any law or regulation of any governmental authority.

Change in Capital Structure

The existence of outstanding Awards will not affect in any way the right or power of the Company or our shareholders to make any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business. If the Company effects a capital readjustment or increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class and per share price of the Common Stock subject to outstanding Awards under the Plan shall be appropriately adjusted.

If the Company is not the surviving entity in any merger, consolidation or other reorganization, if the incumbent members of our Board of Directors cease for any reason to constitute a majority of the members of our Board, if the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets, if the Company is to be dissolved, or if the Company is a party to any other corporate transaction, then the committee may:

(1)     have some or all of the unvested Awards assumed or have a new award of a similar nature substituted for some or all of the outstanding Awards;

(2)     provide that the number of shares of the Common Stock covered by an unvested Award be adjusted so that such Award when vested will cover the number and class or series of the Common Stock or other securities or property to which the holder of the Award would have been entitled pursuant to the terms of the agreement or plan relating to such transaction if the holder of the Award had been the vested holder of record of the number of shares of the Common Stock then covered by such Award; or

(3)     make such other adjustments to Awards then outstanding as the committee deems appropriate to reflect such transaction.

After a merger or consolidation involving the Company in which the Company is the surviving corporation, each Restricted Stock Award holder will be entitled to have his or her restricted stock appropriately adjusted based on the manner in which the shares of the Common Stock were adjusted under the terms of the agreement of merger or consolidation.

Award Agreements

Each Award shall be embodied in a written award agreement that shall be subject to the terms and conditions of the Restricted Stock Plan. The award agreement may contain any other provisions that the committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Restricted Stock Plan. The terms of any outstanding Award under the Restricted Stock Plan may be amended from time to time by the committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or of the date of lapse of restrictions on shares of the Company’s Common Stock); provided that generally no such amendment will adversely affect in a material manner any right of the holder of the Award without his or her written consent.

Tax Withholding

Unless otherwise determined by the Compensation Committee, an employee’s tax withholding with respect to an Award may be satisfied by withholding from the shares of the Company’s Common Stock issuable pursuant to the Award based on the fair market value of the shares.

Non-Transferability

Except as specified in the applicable award agreement or in a domestic relations court order, an Award granted under the Restricted Stock Plan shall not be transferable by the holder thereof (whether for consideration or otherwise) other than by will or under the laws of descent and distribution. Any attempted assignment of an Award in violation of the Restricted Stock Plan shall be null and void. In the discretion of the committee, any attempt to transfer an Award other than under the terms of the Restricted Stock Plan and the applicable award agreement may terminate the Award.

Termination and Modification of the Restricted Stock Plan

The Board of Directors may terminate or amend the Restricted Stock Plan in any respect or at any time, except that no amendment requiring shareholder approval will be effective without approval of the shareholders as required by applicable law or stock exchange rules.

U.S. Federal Income Tax Consequences of Awards Granted Under the Restricted Stock Plan

The following is a general summary of certain of the U.S. Federal income tax consequences to participants who are either U.S. citizens or residents with respect to awards granted under the Restricted Stock Plan.

The grant of a Restricted Stock Award under the Restricted Stock Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant unless the recipient timely makes an election under section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the Restricted Stock Award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed), will be treated as compensation that is taxable as ordinary income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient (and such dividends will be characterized as dividend income and not compensation income) and the Company will not be entitled to deductions with respect to the dividends paid.

If an Award recipient makes an election under section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the Plan, the Award recipient will recognize compensation that is taxable as ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares of the Common Stock covered by the Award on the date the Award is made over the amount, if any, paid for such shares. In such case, the Award recipient will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the recipient paid for the shares.

  New Plan Benefits

The future benefits or amounts that would be received under the Restricted Stock Plan by non-employee directors, executive officers, non-executive officer employees and consultants are discretionary and are therefore not determinable at this time.

Vote Required for Approval

In order to be approved, Proposal No. 5 must receive the affirmative vote of a majority of the votes represented at the meeting, by person or proxy and entitled to vote at the meeting. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares that are represented at the meeting for the purposes of this proposal and will have no effect on the outcome of the vote on this proposal.

The Board of Directors recommends voting “FOR” this proposal.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be included in our proxy statement and form of proxy for the 2020 Annual Meeting of Shareholders must be received at our principal executive offices at 1121 Judson Road, Suite 124, Longview, Texas 75601 on or before April 7, 2020. Proposals from shareholders for the 2020 Annual Meeting of Shareholders received at our principal executive offices after June 22, 2020, will be considered untimely.

GENERAL

Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

The cost of solicitation of proxies in the accompanying form will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or personal interviews.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you call or write us at the following address or phone number: P.O. Box 2192, Longview, Texas 75606, phone: 903-758-3431, Attention: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Appendix A

FRIEDMAN INDUSTRIES, INCORPORATED

SECOND AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Friedman Industries, Incorporated (the “Company”) has established an Audit Committee (the “Committee”). This Second Amended and Restated Audit Committee Charter (the “Charter”) sets forth certain matters with respect to the Committee.

I.     Structure and Qualifications

The Committee shall consist of not less than three directors elected by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independent and all other requirements adopted from time to time by the U.S. Securities and Exchange Commission (the “SEC”) or the NYSE – American.

II.    Compensation

Fees for serving as a member of the Board or on any committee of the Board are the only compensation a Committee member may receive from the Company.

III.    Meetings

The Committee shall meet at least once per fiscal quarter. The Committee shall meet periodically with management and representatives of the independent auditor in separate executive sessions in furtherance of its purposes.

IV.    Responsibilities

The Board has delegated the following authority to the Committee:

1.

The Committee shall have the sole authority to select, engage, evaluate, retain, and, when appropriate, terminate the independent auditor of the Company as well as approve all audit engagement fees and terms and all non-audit engagements with independent public accountants. The Committee shall consult with management regarding such engagements but shall not delegate these responsibilities thereto; provided, however, that, in addition to those permissible non-audit services pre-approved by the Committee, pre-approvals of further permissible non-audit services may be delegated to a single member of the Committee, provided such approvals are reviewed with the Committee at its next meeting. The Committee shall be directly responsible for the oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work and the independent auditor shall report directly to the Committee.

2.	The Committee shall review with the independent auditor the planned scope of its examination and the results thereof.

3.

The Committee shall review with the independent auditor any audit problems or difficulties and management’s response thereto, and, upon the request of the Committee, the independent auditor shall provide to the Committee copies of all written communications to Company management in any way related to such problems or difficulties.

4.

The Committee shall review any financial reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices having a material impact on the obligations or financial statements of the Company.

5.	The Committee shall review filings made with the SEC when such review is required by the SEC.

6.

The Committee shall review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder, including: (a) the Company’s disclosure controls and procedures and evaluations thereof; and (b) internal controls for financial reporting and evaluations thereof.

7.	The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to release to the public.

8.	The Committee shall recommend whether the audited financial statements should be included in the Company’s annual reports.

A-1

9.

The Committee shall obtain and review, at least annually, a formal written statement from the Company’s independent auditor delineating: (a) the independent auditor’s internal quality-control procedures; (b) any issues raised by the most recent quality-control review, or peer review, of the firm and the procedures or solutions used to address them; and (c) all relationships between the independent auditor and the Company.

10.

The Committee shall inquire of management and the independent auditor to assure that the independent auditor has not engaged in any prohibited activities within the provisions of section 10A(g) of the Securities Exchange Act of 1934, as amended.

11.	The Committee shall review and consider the independence of the independent auditor.

12.	The Committee shall set hiring policies for employees or former employees of the independent auditor.

13.

The Committee shall ensure that the lead audit partner of the independent auditor and that firm’s audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, as amended.

14.

The Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received from any third party by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.

The Committee may obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. Pursuant to approval of this Charter, no further requirement of Board approval for such engagements is required.

16.	The Committee shall review and oversee any related party transactions between the Company and any of its directors or executive officers.

17.	The Committee may hold such other conferences and conduct such other reviews with the independent auditor or with management as may be desired either by the Committee or the independent auditor.

18.	The Committee shall report regularly to the Board and submit to the Board any recommendations the Committee may have from time to time.

19.

The Committee shall review and reassess this Charter annually and conduct an annual review of the work of the Committee, including review of: (a) major issues regarding accounting principles and financial statement presentations; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) earnings press releases.

20.

The Committee, from time to time, may adopt rules and make provisions as deemed appropriate for (a) the conduct of its meetings; (b) considering, acting upon and recording matters within its authority; and (c) making such reports to the Board as it may deem appropriate, giving due consideration to the Committee’s need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with the articles of incorporation or the bylaws of the Company.

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Appendix B

FRIEDMAN INDUSTRIES, INCORPORATED

CHARTER OF THE NOMINATING COMMITTEE

Friedman Industries, Incorporated (the “Company”) has established a Nominating Committee (the “Committee”). This Charter sets forth certain matters with respect to the Committee.

I.    Structure and Qualifications

The Committee shall consist of at least three directors appointed by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independence and all other requirements adopted from time to time by the U.S. Securities and Exchange Commission (the “SEC”) or the NYSE – American.

II.    Meetings

The Committee shall meet at least one time each year and otherwise as frequently and at such times as necessary to carry out its responsibilities.

III.    Responsibilities

The Board has delegated the following authority to the Committee:

1.

The Committee shall work together with the Chairman of the Board and the Chief Executive Officer to identify and consider candidates to be nominated for election as directors. In connection therewith, the Committee shall consider that a majority of the members of the Board must qualify as independent as defined by NYSE – American. In addition, the Committee shall consider the following qualifications in assessing director candidates:

(a)	An understanding of business and financial affairs and the complexities of a business organization;

(b)	A record of competence and accomplishments through leadership in industry, education, the professions or government;

(c)	A genuine interest in representing all of the shareholders and the interest of the Company overall;

(d)	A willingness to maintain a committed relationship with the Company as a director;

(e)	A willingness and ability to spend the necessary time required to function effectively as a director;

(f)	A reputation for honesty and integrity; and

(g)	Such other additional qualifications as the Committee may establish from time to time, taking into account the composition and expertise of the entire Board.

2.

The Committee shall recommend to the Board (i) the nominees for directors to be elected at the Company’s annual meeting and (ii) individuals to be elected to fill any vacancies occurring on the Board from time to time.

3.	The Committee shall review potential conflicts of interest of directors which might interfere with Board service.

4.

The Committee shall make determinations, with the advice of legal counsel, concerning the “independence” of Board members for corporate governance purposes and to make other determinations as required under SEC and NYSE – American rules and regulations.

5.	The Committee shall review the appropriateness of continued Board membership of a director who experiences a change in employment, board membership of another company or other relevant matter.

6.	The Committee shall perform such other functions as required by law or SEC or NYSE – American requirements.

7.	The Committee shall report to the Board at least annually and at the Board meeting immediately following each meeting of the Committee

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Appendix C

First AMENDMENT TO THE
FRIEDMAN INDUSTRIES, INCORPORATED 2016 RESTRICTED STOCK PLAN

THIS FIRST AMENDMENT is made by Friedman Industries, Incorporated (the “Company”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) previously adopted the Friedman Industries, Incorporated 2016 Restricted Stock Plan (the “Plan”);

WHEREAS, the Board of Directors reserved the right in Section 7.1 of the Plan to amend the Plan at any time; and

WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Company to amend the Plan to expand the scope of individuals who are eligible to receive awards under the Plan;

NOW, THEREFORE, the Board of Directors agrees that, subject to and effective upon the approval of the amendments set forth below by the Company’s stockholders, the Plan is amended to provide as follows (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan):

Section 1.2 of the Plan is amended and restated in its entirety to provide as follows:

1.2     Purpose of the Plan. The Plan is intended to advance the interests of the Company, its Affiliates and its shareholders and promote the long-term growth of the Company by providing Employees, Non-Employee Directors and Third Party Service Providers, with incentives to maximize shareholder value and to otherwise contribute to the success of the Company and its Affiliates, thereby aligning the interests of such individuals with the interests of the Company’s shareholders and providing them additional incentives to continue in their employment with, or service to, the Company or its Affiliates.

Section 2.8 of the Plan is amended and restated in its entirety to provide as follows:

2.8     “Committee” means (a) in the case of an Award granted to a Non-Employee Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee. As to Awards that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 of the General Rules and Regulations under the Exchange Act, the requirements of Rule 16b-3(d)(1) of the General Rules and Regulations under the Exchange Act with respect to committee action must also be satisfied.

Section 2.13 of the Plan is amended and restated in its entirety to provide as follows:

2.13     “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee and (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within three (3) months after the date of grant of the Award.

Article II of the Plan is amended by adding the following new provisions at the end thereof:

2.27     “Non-Employee Director” means a member of the Board who is not an Employee.

2.28      “Termination of Service” means, in the case of an Award to a Non-Employee Director, the termination of the Non-Employee Director’s service on the Board, and, in the case of a Third Party Service Provider, the termination of the Third Party Service Provider’s service relationship with the Company and all Affiliates as determined by the Committee.     2.29     “Third Party Service Provider” means any consultant, agent, representative, advisor, or independent contractor who (a) renders services to the Company or an Affiliate that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

Section 3.1 of the Plan is amended and restated in its entirety to provide as follows:

3.1     Eligibility. The persons who are eligible to receive Awards under the Plan are Employees, Non-Employee Directors and Third Party Service Providers.

C-1

Section 4.1 of the Plan is amended and restated in its entirety to provide as follows:

4.1     Authority to Grant Awards.

(a)     The Committee may grant Awards to those Employees, Non-Employee Directors and Third Party Service Providers as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 500,000.

(b)     The maximum aggregate grant date fair value of awards (computed in accordance with FASB Accounting Standards Codification Topic 718, or a successor thereto) that are granted under this Plan during any one calendar year to any one person who, on the grant date of the Award, is a Non-Employee Director is $100,000. The limits of this paragraph (b) do not apply to, and shall be determined without taking into account, any Award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its Affiliates. The limits of this paragraph (b) apply on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group. The Board may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

Section 4.7(a) of the Plan is amended and restated in its entirety to provide as follows:

(a)     Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if a determination is made as provided in Section 4.7(b) (a “Forfeiture Determination”) that (i) an Award recipient, before or after the termination of such individual’s employment or service with the Company and all Affiliates, (A) committed fraud, embezzlement, theft, felony or an Act of Dishonesty in the course of his or her employment by, or service to, the Company or an Affiliate, (B) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (C) disclosed trade secrets of the Company or an Affiliate or (D) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Award recipient is a party, and (ii) in the case of the actions described in clauses (A), (C) and (D), such action materially and adversely affected the Company, then, at or after the time such Forfeiture Determination is made the Board in good faith, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Award recipient had the facts existing at the time the benefit was bestowed that led to the Forfeiture Determination been known to the Company at the time the benefit was bestowed, may determine that some or all of (x) the Holder’s rights to shares of the Stock covered by an Award (including vested rights and rights that have not yet vested), (y) the dividends that have been paid with respect to shares of Stock covered by the Award and (z) the shares of the Stock received as a result of the Holder’s grant, receipt or holding of the Award and the proceeds realized with respect to any shares of Stock received as a result of the Holder’s holding of the Award, will be forfeited to the Company on such terms as determined by the Board. For purposes of this Section 4.7, an “Act of Dishonesty” shall require a material breach by the Award recipient of his or her duties, obligations or undertakings owed to or on behalf of the Company and its Affiliates, as determined by the Board. In determining whether a matter materially and adversely affects the Company, the Board shall be entitled to consider all relevant factors and exercise business judgment in making such determination, including but not limited to the financial consequences, adverse reputational consequences or legal consequences to the Company or its Affiliates, individually or taken as a whole, as a result of such action.

Section 4.15(a) of the Plan is amended and restated in its entirety to provide as follows:

(a)     Unless the applicable Award Agreement specifies otherwise, an Award shall not continue to vest after the Termination of Employment or the Termination of Service of the Award recipient for any reason.

Adopted by the Board of Directors
on July 23, 2019

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ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN INDUSTRIES, INCORPORATED

September 12, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The accompanying Proxy Statement, form of Proxy Card and a copy of our 2019 Annual Report to Shareholders are available at http://www.friedmanindustries.com/proxy/

Please sign,date and mail your white proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20603000403030000000 9 091219

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. **The Board of Directors recommends a vote "FOR" the election of all of the nominees for Director.**

Proposal 1 - Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ M. Taylor
- ○ D. Agrawal
- ○ M. Reichenthal
- ○ J. Spira
- ○ T. Stevenson
- ○ J. Williams

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. **The Board of Directors recommends a vote "FOR" Proposal 2.**

Proposal 2 - To approve the following non-binding, advisory resolution: "Resolved, that shareholders approve compensation of Company's Named Executive Officers as disclosed in the Company's Proxy Statement dated July 26, 2019 pursuant to disclosure rules of U.S. Securities & Exchange Commission (which disclosure includes Summary Compensation Table and related discussion)." FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The Board of Directors recommends that an advisory vote on the compensation of named executive officers be held every year.**

Proposal 3 - Frequency of advisory vote on compensation of Named Executive Officers. 1 year ☐ 2 years ☐ 3 years ☐ ABSTAIN ☐

4. **The Board of Directors recommends a vote "FOR" Proposal 4.**

5. **The Board of Directors recommends a vote "FOR" Proposal 5.**

Proposal 5 - To approve amendments to the Friedman Industries, Incorporated 2016 Restricted Stock Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 26, 2019 relating to such meeting, receipt of which is hereby acknowledged.

Unless otherwise directed by the shareholder, this proxy will be voted for the director nominees listed in Proposal 1, for Proposal 2, for 1 year on Proposal 3, for Proposal 4 and for Proposal 5. Any proxy or proxies heretofore given by the undersigned are hereby revoked.

Please sign below and return in the enclosed envelope.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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FRIEDMAN INDUSTRIES, INCORPORATED

PROXY – ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 12, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Friedman Industries, Incorporated (the “Company”) hereby appoints Alex LaRue and Michael J. Taylor, and each of them, proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, on Thursday, September 12, 2019, at 10:00 a.m. (Central Time), and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

(Continued and to be signed on the reverse side)

1.1 14475